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                                                                   EXHIBIT 10.21

                              GOOD CATALOG COMPANY
                             STOCKHOLDERS AGREEMENT


         This Stockholders Agreement ("Agreement") is made and entered into as of this 15th day of September, 1999, by and among GOOD CATALOG COMPANY, a Delaware corporation (the "Company"), THE READER'S DIGEST ASSOCIATION, a Delaware corporation ("RDA"), and DOMAIN.COM, INC., a Delaware corporation ("Domain").

         In consideration of the mutual benefits to be derived herefrom and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Certain defined terms used in this Agreement have the following meanings:

         Agreement. The "Agreement" shall mean this Stockholders Agreement, as the same may be amended or restated from time to time hereafter.

         Affiliate. An "Affiliate" of a Person shall mean a Person directly or indirectly controlling, controlled by or under common Control with such Person.

         Board of Directors. The "Board of Directors" shall mean the Board of Directors of the Company as the same may be constituted from time to time hereafter pursuant to applicable law, the Certificate of Incorporation and the By-Laws.

         Board Termination Event. "Board Termination Event" shall mean the first to occur of an Initial Public Offering, a merger or consolidation of the Company, or a sale of all or substantially all of the Company's business and assets in which the stockholders of the Company immediately prior to such merger or consolidation or sale do not own a majority of the outstanding shares of the surviving entity or the entity to which such sale is made.

         Bona Fide Offer. A "Bona Fide Offer" shall mean an offer in writing to RDA, offering to purchase all or any part of the Shares owned by RDA and setting forth all the relevant terms and conditions of the proposed purchase, from an offeror who is ready, willing and able to consummate the purchase and who is not a permissible transferee pursuant to Section 3.3.

         By-Laws. The "By-Laws" shall mean the By-Laws of the Company in effect as of the date hereof and as the same may be modified from time to time hereafter pursuant to applicable law and the Certificate of Incorporation.

         Certificate of Incorporation. The "Certificate of Incorporation" shall mean the Certificate of Incorporation of the Company in effect as of the date hereof and as the same may



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be modified, amended or replaced from time to time hereafter in compliance with applicable law and the Company's other obligations with respect thereto.

         Commission. The "Commission" shall mean the Securities and Exchange Commission and any successor commission or agency having similar powers.

         Common Stock. The "Common Stock" shall mean the Company's Common Stock, $1.00 par value per share.

         Company. The "Company" shall mean Good Catalog Company, a Delaware corporation.

         Control. "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by contract or otherwise.

         GAAP. "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis on which the balance sheet and other financial statements are prepared.

         Initial Public Offering. "Initial Public Offering" shall mean an initial public offering by the Company or any Stockholder of Shares pursuant to the Securities Act of 1933, as amended.

         Outstanding Common Stock. "Outstanding Common Stock" shall mean the then issued and outstanding shares of the Company's Common Stock, on an undiluted basis, without regard to outstanding convertible securities or any options, warrants and rights to acquire Common Stock.

         Person. A "Person" shall mean any entity, corporation, company, association, joint venture, joint stock company, partnership, limited liability company, trust, organization, individual (including personal representatives, executors and heirs of a deceased individual), nation, state, government (including agencies, departments, bureaus, boards, divisions and instrumentalities thereof), trustee, receiver or liquidator.

         Securities Act. The "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder.

         Shares. The "Shares" shall mean the shares of the Common Stock and other securities (including, without limitation, options, warrants and other rights to acquire capital stock) of the Company held by the Stockholders, together with any other shares of the Common Stock of the Company hereafter acquired by any Stockholder (whether by purchase, exercise of options or warrants, or otherwise) and any other shares or securities thereafter issued in respect of such shares in any reorganization, recapitalization, reclassification, readjustment or other change in a capital structure of the Company.

         Stockholder. A "Stockholder" shall mean RDA and Domain.


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         Transfer. A "Transfer" of Shares or any interest of a Stockholder therein shall mean any sale, assignment, transfer, disposition, pledge, hypothecation or encumbrance, whether direct or indirect, voluntary, involuntary or by operation of law, and whether or not for value, of such Shares or such interest of a Stockholder therein.

                                   ARTICLE II

                              Corporate Governance

         2.1. Board of Directors.

              (a) From and after the date hereof, until the occurrence of a Board Termination Event, each Stockholder shall take all actions necessary to cause the Board of Directors to consist of at least five (5) directors.

                  (i) Prior to the occurrence of a Board Termination Event, representation of RDA and Domain on the Board of Directors shall be, and each of the Stockholders shall vote all its Shares to elect members of the Board of Directors of the Company proportionate to each party's ownership of Shares; provided, however, that, as long as Domain maintains ownership of at least 2% of the voting equity of the Company, Domain will have the right to designate at least one member of the Board of Directors.

                  (ii) The initial Chairman of the Board of Directors shall be Thomas O. Ryder and the initial Vice Chairman of the Board of Directors shall be
A. Emmet Stephenson, Jr.

              (b) On the date hereof, the following directors have been elected:

              Thomas O. Ryder (designated by RDA)
              A. Emmet Stephenson, Jr. (designated by Domain)
              Thomas D. Gardner (designated by RDA)
              George S. Scimare (designated by RDA)
              Robert E. Raymond (designated by RDA)

         2.2. Voting Following an Initial Public Offering. Following an Initial Public Offering, each Stockholder shall vote all Outstanding Common Stock owned by such Stockholder for election to the Board of Directors of the number of Directors designated by the other Stockholder which represent the percentage of the total number of Board of Directors as the shares of Outstanding Common Stock owned by such other Stockholder represents of the total Outstanding Common Stock. Neither RDA nor Domain shall be obligated to vote its Shares in favor of the other Stockholder's designee at any time after such Other Stockholder's ownership of Outstanding Common Stock falls below five percent (5%) of the then Outstanding Common Stock. At any time after a Stockholder is no longer entitled to elect at least one director under this Section 2.2, and until such time as such Stockholder owns less than one percent (1%) of the Outstanding Common Stock, the Company shall grant such Stockholder Board of Directors observer status.


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         2.3. Removal of Directors; Vacancies. No Stockholder shall vote to remove any director, except (i) for bad faith or willful misconduct or (ii) with or without cause at the written instruction of the Person(s) entitled to designate such director. Upon receipt of such written instruction, each Stockholder shall take any necessary action to cause the removal of the director so designated for removal. In the event any director is so removed, or if a vacancy is created by the death, disability, retirement, resignation or removal of any director, the vacancy so created shall be filled in accordance with
Section 2.1 hereof by a designee selected by the Person(s) entitled to designate the director whose position shall have become vacant.

         2.4. Covenant to Vote. Prior to a Board Termination Event, each Stockholder shall take all actions necessary to call, or cause the Company and the appropriate officers and directors of the Company to call, a special or annual meeting of stockholders of the Company and, at all times during the term of this Agreement, to vote all Shares owned or held of record by such Stockholder at any such annual or special meeting in favor of, or take all actions by written consent in lieu of any such meeting necessary to cause, the election as members of the Board of Directors of those individuals so designated in accordance with, and otherwise to effect the intent of, this Article II. At all times during the term of this Agreement, each Stockholder shall vote the Shares owned or held of record by such Stockholder upon any other matter arising under this Agreement submitted to a vote of the stockholders of the Company in a manner so as to implement the terms of this Agreement. Except as provided herein, each Stockholder may vote his Shares on any and all matters presented to the stockholders of the Company as he may, in his sole discretion, determine. Nothing herein shall be deemed to create any ownership interest on the part of any party in any Shares held by any of the other parties.

         2.5. Officers. Until the occurrence of a Board Termination Event, RDA shall have the right to propose the President and Chief Executive Officer for election to the Company's Board of Directors. RDA will consult with Domain prior to making such proposal.

         2.6. Minority Stockholder Rights.

              (a) Domain shall have the right to veto any proposed sale by the Company of the right, title and interest in and to the domain name and URL www.gifts.com if such sale is to take place without the concomitant sale of the online business of the Company related thereto at the time.

              (b) Unless the Company first obtains the written consent of Domain, the Company shall not enter into a transaction in which RDA, in its capacity as a Stockholder, is granted rights by the new investor and/or the Company that are not granted to Domain including, without limitation, rights of first refusal, co-sale rights, first offer rights, registration rights or put rights. The foregoing shall not limit the grant to RDA, in its capacity as a Stockholder, of any additional rights, preferences, privileges, priorities or agreements in connection with any purchase by RDA of Offered Securities (as defined in Section 5.2(b)) in a transaction governed by Article V hereof. In addition, the Company must obtain written consent of Domain in order to effect any amendment to the Company's certificate of incorporation, recapitalization, merger, sale or consolidation of the Company, unless such transaction provides rights for Domain as a Stockholder which are identical to those granted to RDA as a Stockholder.


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         2.7. Corporate Opportunities.

              (a) The parties hereto agree to the provisions of Section 2.7(b) and further agree that, at the time the Company changes its name in accordance with Section 4.2 of the Contribution Agreement, dated as of September 15, 1999, among RDA, Domain, StarTek, Inc. and the Company, they shall amend the Certificate of Incorporation of the Company (or its successor as contemplated in such Section) to insert in such Certificate of Incorporation the provisions set forth in Section 2.7(b).

              (b) For purposes of this Section 2.7(b) "Applicable Stockholder" shall mean each of RDA and Domain, and each of their respective successors, by way of merger, consolidation or sale of all or substantially all its assets, and all corporations, partnerships, joint ventures, associations and other entities (each a "Subsidiary Entity") in which such Person owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests ("Voting "Interest"), but shall not include the Company or any Subsidiary Entity in which the Company beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding Voting Interest.

                  (i) In anticipation that:

                  (w) Each Applicable Stockholder will remain, for some period of time, a stockholder of the Company;

                  (x) the Company and each Applicable Stockholder may engage in the same or similar activities or lines of business and may have an interest in the same or similar areas of corporate opportunities;

                  (y) there will be benefits derived by the Company through its continued contractual, corporate and business relations with either Applicable Stockholder (including, without limitation, service of officers and employees of either Applicable Stockholder as directors, officers or employees of the Company); and

                  (z) there will be benefits in providing guidelines for directors, officers and employees of each Applicable Stockholder and the Company with respect to the allocation of corporate opportunities and other matters;

The provisions of this Section 2.7(b) are set forth to regulate, define and guide the conduct of certain affairs of the Company as they may involve each Applicable Stockholder and its officers and directors, and the powers, rights, duties and liabilities of the Company and its directors, officers and employees, and stockholders in connection therewith.

                      (ii) Except as an Applicable Stockholder may otherwise agree in writing, each Applicable Stockholder shall have the right to, and shall have no duty not to, (1) engage in the same or similar business activities or lines of business as the Company, (2) do business with any potential or actual customer or supplier of the Company, or (3) employ or otherwise engage any officer or employee of the Company. Neither Applicable Stockholder shall be liable to the Company or its stockholders for breach of any fiduciary duty by reason of



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any such activities (set forth in the preceding sentence) or of the participation therein of such Applicable Stockholder. In the event either Applicable Stockholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for such party and the Company, such Applicable Stockholder shall have no duty to communicate or present such corporate opportunity to the Company nor shall such Applicable Stockholder be liable to the Company or its stockholders for breach of any fiduciary duty as a stockholder of the Company by reason of the fact that such Applicable Stockholder pursues or acquires such corporate opportunity for itself, directs such corporate opportunity to another Person, or does not present such corporate opportunity to the Company.

                      (iii) In the event that a director, officer or employee of the Company who is also a director, officer or employee of an Applicable Stockholder acquires knowledge of a potential transaction or matter that may be a corporate opportunity for both the Company and such Applicable Stockholder, such director, officer or employee of the Company (1) shall have fully satisfied and fulfilled the fiduciary duties of such director, officer or employee to the Company and its stockholders with respect to such corporate opportunity, (2) shall not be liable to the Company or its stockholders for breach of any fiduciary duty by reason of the fact that it pursues or acquires such corporate opportunity for such Applicable Stockholder or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company, (3) shall be deemed to have acted in good faith and in a manner such Person reasonably believes to be in and not opposed to the best interests of the Company, and (4) shall be deemed not to have breached his or her duty of loyalty to the Company or its stockholders and not to have derived an improper benefit therefrom, if such director, officer or employee acts in a manner consistent with the following policy:

                  (x) a corporate opportunity available to any Person who is a director but not an officer or employee of the Company and who is also an officer or employee (whether or not a director) of an Applicable Stockholder shall belong to such Applicable Stockholder unless such opportunity is expressly offered in writing to such Person solely in his or her capacity as a director of the Company, in which case such opportunity shall belong to the Company;

                  (y) a corporate opportunity available to any Person who is an officer or employee (whether or not a director) of the Company and who is also a director but not an officer or employee of an Applicable Stockholder shall belong to the Company, unless such opportunity is expressly offered in writing to such Person solely in his or her capacity as a director of such Applicable Stockholder, in which case such opportunity shall belong to such party; and

                  (z) a corporate opportunity available to any other Person who is an officer, employee or director of the Company and an Applicable Stockholder shall belong to such Applicable Stockholder or to the Company if such opportunity is expressly offered in writing to such Person solely in his or her capacity as an officer, employee or director of such Applicable Stockholder or of the Company, respectively; otherwise, such opportunity shall belong to such Applicable Stockholder.



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                      (iv) Any corporate opportunity that belongs to an
Applicable Stockholder or the Company pursuant to the foregoing policy shall not be pursued by the other, or directed by the other to another Person, unless and until such Applicable Stockholder or the Company, as the case may be, determines not to pursue the opportunity. Notwithstanding the preceding sentence, if the Person to whom the corporate opportunity belongs does not within a reasonable period of time begin to pursue, or thereafter continue to pursue, such opportunity diligently and in good faith, the other affected Person may then pursue such opportunity or direct it to another Person.

                      (v) For purposes of this Section 2.7(b), "corporate opportunities" shall consist of business opportunities which (1) the Company is financially able to undertake, (2) are, from their nature, in the line or lines of the Company's business and are of practical advantage to it, and (3) are ones in which the Company has an interest or reasonable expectancy. In addition, "corporate opportunities" shall not include any transaction in which the Company or an Applicable Stockholder is permitted to participate pursuant to (a) any agreement between the Company and such Applicable Stockholder in effect as of the time any equity security of the Company is held of record by any Person other than such Applicable Stockholder, as may be amended thereafter with the approval of a majority of disinterested directors or (b) any subsequent agreement between the Company and such Applicable Stockholder approved by a majority of disinterested directors, it being acknowledged that the rights of the Company under any such agreement shall be deemed to be contractual rights and shall not be corporate opportunities of the Company for any purpose; provided, however, that no presumption or implication as to corporate opportunities relating to any transaction not explicitly covered by such an agreement shall arise from the existence or absence of any such agreement.

                      (vi) Any person purchasing or otherwise acquiring any interest in any shares of stock of the Company shall be deemed to have notice of and consented to the provisions of this Section 2.7(b).

                      (vii) For purposes of this Section 2.7(b), the "Company" shall mean Good Catalog Company and its successors by way of merger, consolidation or sale of all or substantially all of its assets, and all corporations, partnerships, joint ventures, associations and other entities in which the Company beneficially owns, directly or indirectly, fifty percent (50%) or more of the outstanding voting stock, voting power or similar voting interests.

                      (viii) If any contract, agreement, arrangement or transaction between the Company and an Applicable Stockholder involves a corporate opportunity and satisfies the criteria set forth in this Section 2.7(b) hereof, then such Applicable Stockholder and its officers and directors shall also, for the purposes of this Section 2.7(b) and the other provisions of this Agreement, be deemed to have fully satisfied and fulfilled any fiduciary duties they may have to the Company and its stockholders. Any such contract, agreement, arrangement or transaction involving a corporate opportunity not so approved shall not by reason thereof result in any such breach of any fiduciary duty, but shall be governed by the other provisions of this Section 2.7(b), this Agreement, the Bylaws, the applicable corporation law of the jurisdiction of incorporation of the Company and other applicable law.


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                      (ix) For purposes of this Section 2.7(b), a Director of
the Company who is Chairman of the Board of Directors of the Company, Vice Chairman of the Board of Directors of the Company or the Chief Executive Officer of the Company shall not be deemed to be an officer of the Company by reason of holding such position (regardless of whether such position is deemed an office of the Company under the Bylaws of the Company), unless such Person is a full-time employee of the Company.


                                   ARTICLE III

                        Restriction on Transfer of Shares

         3.1. No Transfer of Shares. No Shares and no interest of a Stockholder in any Shares may be Transferred except in accordance with the terms of this Agreement. Any such attempted Transfer in violation of this Agreement shall be null and void ab initio, and neither the Company nor any transfer agent of the Company shall give effect to any such attempted Transfer in its stock records or for any other purpose.

         3.2. Restrictions Under Securities Laws. The Shares have been issued in a non-public offering pursuant to the private offering exemptions under Section 4(2) of the Securities Act and various exemptions from registration requirements under applicable state securities laws. Accordingly, the Shares have not been qualified or registered with any federal or state securities regulatory authority. Notwithstanding anything to the contrary stated in this Agreement, no Shares may be Transferred unless and until (i) counsel for the Company shall have determined, or the transferring Stockholder shall have delivered to the Company an opinion of such Stockholder's counsel reasonably satisfactory to the Company, that the intended Transfer does not violate the Securities Act or the rules and regulations of the Commission thereunder, and any applicable state securities laws; or (ii) the intended Transfer is the subject of a "no-action" letter from the staff of the Commission and any applicable state securities regulatory agency to the effect that the intended Transfer without registration or qualification will not result in a recommendation by the staff of the Commission or applicable state securities regulatory agency that civil or criminal action be taken with respect thereto; or (iii) the Shares have been validly registered under the Securities Act and all applicable state securities laws. All costs and expenses of counsel to the Company in reviewing the foregoing matters with respect to an intended Transfer of any Shares shall be borne by the Stockholder owning such Shares.

         3.3. Permissible Transfers. Notwithstanding anything to the contrary set forth in this Agreement, provided that the Stockholder has first given the Company written notice of any such Transfer, the restrictions on Transfer specified herein (other than as set forth in Section 3.2) shall not apply to any Transfer (a) in connection with a merger, reorganization or the sale of all or substantially all of the assets of a Stockholder, or (b) to an Affiliate of any Stockholder. Any permitted transferee shall, prior to such transfer, execute an instrument in form reasonably satisfactory to the Company, agreeing to be bound by the terms of this Agreement, with such modifications hereto as the remaining Stockholder and the Company deem necessary to continue to effectuate the purposes hereof. In addition, any permitted transferee who is a married natural person shall also deliver to the Company, prior to transfer, a Spousal Consent executed by his or her spouse, in the form of Exhibit 1 hereto.



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         3.4. Right of First Refusal. Except as provided in Section 3.3, if either Stockholder ("Selling Stockholder") shall decide to Transfer all or any part of his Shares or any interest therein ("Offered Shares") for value pursuant to a bona fide offer from a third party (an "Offer"), the Selling Stockholder shall first deliver to the Company and the other Stockholder a written notice (the "Stockholder Sale Notice") of the Selling Stockholder's Offer, together with all material terms for the Offer and copies of all related agreements and documents prepared to effect the Offer. Upon receipt of the Stockholder Sale Notice, the other Stockholder (the "Remaining Stockholder") shall then have the right and opportunity (the "Right of First Refusal"), for a period ending thirty
(30) days following delivery of the Stockholder Sale Notice, to accept the Offer. The Right of First Refusal shall be exercised, if at all, by delivery of written notice to the Selling Stockholder within such thirty (30) day period (an "Exercise Notice"). The Exercise Notice shall constitute the irrevocable obligation of the exercising Remaining Stockholder and the Selling Stockholder to complete the purchase and sale of the Offered Shares in accordance with the terms of the Offer. The closing of the Transfer of the Offered Shares pursuant to the terms hereof shall take place not later than the later of the date of closing set forth in the Stockholder Sale Notice (if any) and sixty (60) days after the date of delivery of the Stockholder Sale Notice, except as extended by mutual agreement of the parties thereto.

         Notwithstanding the foregoing, however, if the Remaining Stockholder does not deliver an Exercise Notice within the period required herein, then the Selling Stockholder shall have the right, for a period of one hundred eighty
(180) days after the date of the Stockholder Sale Notice, to Transfer all of the Offered Shares to one or more Persons on terms and conditions no less favorable to the Selling Stockholder than those set forth in the Offer; provided, however, that any such transferee(s) of the Offered Shares shall take and hold the Offered Shares subject to this Agreement and to all of the obligations and restrictions arising hereunder upon the Selling Stockholder and no such Transfer to a transferee not already a party hereto shall be effective until such transferee has executed and delivered to the Company an instrument in the form prescribed by the Company agreeing to be bound by this Agreement, with such modifications hereto as the remaining Stockholder and the Company deem necessary to continue to effectuate the purposes hereof. If such transferee is a married natural person, such transferee shall also deliver a duly executed Spousal Consent in the form of Exhibit 1 hereto. If no such Transfer is effected within said one hundred eighty (180) day period, the Offered Shares shall once again be subject to the provisions of this Section 3.4.


                                   ARTICLE IV

                                 Co-Sale Rights

         If RDA proposes to sell any of its Shares pursuant to a Bona Fide Offer, in a single transaction or a series of related transactions, it shall comply with the following provisions.

         4.1. Notice of Sale. RDA shall deliver or cause to be delivered a written notice (the "Notice of Sale") to Domain at least thirty (30) days prior to making any such sale. The Notice of Sale shall state (i) RDA's bona fide intention to sell, (ii) the name and address of the prospective transferee(s) (the "Purchase Offeror"), (iii) the number of Shares to be sold, (iv) the



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terms and conditions (including price) of the contemplated sale and (v) the expected closing date of the transaction.

         4.2. Option to Participate. Domain may elect to participate in the contemplated sale by delivering a written notice (an "Election Notice") to RDA within twenty (20) days after receipt of such Notice of Sale, and Domain may elect to sell in the contemplated transaction up to that number of Shares owned by it as is equal to the number of Shares which RDA proposes to sell multiplied by a fraction, the numerator of which shall be the number of Shares owned by Domain, and the denominator of which shall be the aggregate number of Shares held by Domain and RDA (determined on a fully-diluted, as converted basis). If Domain fails to timely deliver an Election Notice to RDA, it shall be deemed to have waived any right to participate in the sale. To the extent that Domain exercises such right of co-sale in accordance with the terms and conditions hereof, the number of Shares that RDA may sell shall be correspondingly reduced.


         4.3. Consummation of Sale. Any sale made pursuant to this Article IV shall be consummated within ninety (90) days of the date of the Notice of Sale given pursuant to Section 4.1. Notwithstanding anything to the contrary set forth herein, RDA shall have no liability to Domain if any sale proposed to be made pursuant to this Article IV is not consummated. Nothing contained in this
Article IV shall affect the Right of First Refusal afforded to Domain pursuant to Section 3.4.

                                    ARTICLE V


                                   First Offer

         5.1. First Offer.

              (a) In the event the Company proposes to sell any Offered Securities (as hereinafter defined) in a private financing, each Stockholder shall have a right of first offer (the "Right of First Offer") to purchase, on the same terms and conditions as are being offered to other investors, any number of such Offered Securities up to its Pro Rata Share (as hereinafter defined) of such Offered Securities.

              (b) The Company shall give notice (the "First Offer Notice") to the Stockholders of the Company's proposed sale of Offered Securities pursuant to this Section 5.1 specifying the number of such Offered Securities the Company intends to sell and range of prices, terms and conditions of the proposed sale. Each Stockholder may exercise its Right of First Offer by delivering notice of irrevocable acceptance of the proposed sale on the terms specified in the First Offer Notice to the Company within fifteen (15) business days of receipt of the First Offer Notice (the "Initial Exercise Period"). The Company shall deliver the First Offer Notice to the Stockholders as promptly as practicable following its determination of the terms of such private financing, but in no event shall the Company deliver the First Offer Notice less than fifteen (15) business days prior to the completion of the sale of the Offered Securities subject to this
Section 5.1. In the event there is a material change in the terms of any such private financing following delivery of the First Offer Notice, the Company will issue a new First Offer Notice and the Stockholders each will have the longer of
(i) the remainder of the Initial Exercise



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Period or (ii) five (5) business days from the date of issuance of the new First
Offer Notice to deliver a new notice of irrevocable acceptance to purchase the Offered Securities on the new terms specified in such new First Offer Notice.


         5.2. Definitions.

              (a) "Pro Rata Share" shall mean, with respect to any Stockholder, a number of Offered Securities determined by multiplying the total number of Offered Securities offered pursuant to Section 5.1 by a fraction, the numerator of which is the total number of shares of Outstanding Common Stock owned by such Stockholder and the denominator of which is the total number of shares of Outstanding Common Stock at the time, prior to giving effect to the issuance and sale of such Offered Securities, and rounding such product to the nearest whole number.

              (b) "Offered Securities" shall mean any equity securities of the Company or any securities, convertible into or exchangeable for equity securities in the Company, provided, however, that Offered Securities shall not include (i) options, warrants, rights or shares of Common Stock exercisable therefor, issued to employees, consultants, vendors or service providers as compensation for services provided or as incentives to employees or consultants;
(ii) shares of Common Stock issuable upon exercise of options, rights or warrants which were Offered Securities subject to Section 5.1 at the time of original issuance; (iii) shares of Common Stock issuable upon the conversion or exchange of convertible or exchangeable securities which were Offered Securities subject to Section 5.1 at the time of original issuance or are outstanding as of the date hereof; and (iv) shares of Common Stock issued as consideration, whether in whole or in part, for the acquisition of assets or capital stock of any other Person.


                                   ARTICLE VI

                            Termination of Agreement

              6.1. Termination of Entire Agreement. This Agreement shall terminate, and the certificates representing the Shares shall be released from the terms of this Agreement upon the first to occur of the following events:

                  (a) Liquidation. The liquidation and dissolution of the Company; or

                  (b) Bankruptcy. The commencement of proceedings in bankruptcy or receivership of the Company.

              6.2. Termination of Certain Provisions. The provisions of Article III-VII shall terminate upon the completion of an Initial Public Offering of the Company's Common Stock pursuant to the Securities Act.

                                   ARTICLE VII

                          Legends On Share Certificates

              Each of the certificates representing the Shares issued on or after the date hereof shall bear the following legends:

         "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act") or under any state securities laws. No transfer, sale, assignment, or other disposition of the shares represented by this certificate or any interest therein may be made except (a) pursuant to an effective registration statement under the Securities Act and compliance with applicable state securities laws or (b) if the Company has been furnished with an opinion of counsel for the holder, satisfactory to the Company, to the effect that no registration is required because of the availability of an exemption from registration under the Securities Act and applicable state securities laws."

         "None of the Shares represented by this certificate may be sold, assigned, transferred, pledged, hypothecated or in any other way disposed of or encumbered, voluntarily or involuntarily, by gift, bankruptcy, operation of law, winding up of a corporation or otherwise, except in accordance with the provisions of a Stockholders Agreement, dated as of September 15, 1999, as amended or restated from time to time, a copy of which may be inspected at the principal office of this Company. All of the provisions of such Stockholders Agreement are incorporated herein by this reference."

A copy of this Agreement shall be delivered to the Secretary of the Company and shall be shown by the Secretary to any Person making inquiry concerning it.


                                  ARTICLE VIII

                                Recapitalizations

              In the event the Company is a party to any reorganization, recapitalization, reclassification, readjustment or other change in its capital structure wherein any other shares or securities of the Company are issued in respect of all or part of the Shares, then such other shares or securities shall likewise be subject to all of the terms and provisions of this Agreement.


                                   ARTICLE IX

                                     Notices

              All notices, requests and other communications hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) three (3) days after deposit with the United States Post Office, by registered or certified mail, postage prepaid, or (c) when received if given by telecopier addressed to the party to be notified at the address indicated on Schedule A, or at such other address or number as such party may designate by ten (10) days' advance written notice to the other parties.

                                   ARTICLE X

                              Financial Statements

              Until an Initial Public Offering, the Company shall deliver to each Stockholder as soon as available but in no event later than forty-five (45) days after the end of each month, an unaudited balance sheet as of such month end and statements of income and of cash flows for such month, prepared in accordance with GAAP (subject to the absence of period end accruals and footnotes).


                                   ARTICLE XI

                               General Provisions

              11.1. Effectiveness. This Agreement shall become effective only at such time as it has been executed by the Company and each Stockholder.

              11.2. Press Releases.

                    (a) Neither Stockholder will, nor will it permit any of its Affiliates (other than the Company) to, issue any press release or make any public announcement relating in any way whatsoever to this Agreement, the Contribution Agreement, dated as of September 15, 1999, among the parties hereto (the "Contribution Agreement") or any transactions contemplated in the Contribution Agreement without the consent of the other Stockholder and the Company (which consent shall not be unreasonably withheld or delayed), unless required by law or the rules of an applicable stock exchange or over-the-counter market. If a press release or announcement of this Agreement, the Contribution Agreement or such transaction is required as aforesaid, the Stockholder issuing such release will consult with the other Stockholder in advance as to the contents and timing thereof.

                    (b) The Company will use its best efforts to not issue any press release without consulting with the Stockholders in advance as to the contents thereof.

              11.3. Waiver. No waiver of any provision of this Agreement in any instance shall be, or for any purpose be deemed to be, a waiver of the right of any party hereto to enforce strict compliance with the provisions hereof in any subsequent instance.

              11.4. Agreement to Perform Necessary Acts. Each party hereto and the heirs, executors or administrators of the Stockholders shall perform any further acts and execute and deliver any documents or procure any court orders that may reasonably be necessary or appropriate to carry out the provisions of this Agreement.

              11.5. Attorneys' Fees. In the event of any litigation or other proceeding between the parties hereto to enforce any provision or right hereunder, the unsuccessful party to such proceeding shall pay to the prevailing party therein all costs and expenses actually incurred therein, including, but not limited to, reasonable attorneys' fees and court costs.

              11.6. Modification. Except as otherwise provided herein, this Agreement may not be modified or amended except by a writing signed by each Stockholder and by an officer duly authorized to act on behalf of the Company. In the event of the amendment or modification of this Agreement in accordance with its terms, the Stockholders shall cause the Board of Directors to meet as soon as practicable following such amendment or modification for the purpose of adopting any amendment to the Certificate of Incorporation and By-Laws that may be required as a result of such amendment or modification to this Agreement, and, if required, proposing such amendments to the Stockholders entitled to vote thereon.

              11.7. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original of the party or parties who executed such counterpart but all of which together shall constitute one and the same instrument. A facsimile signature of a counterpart executed copy of this Agreement shall be treated as an original. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart or more than a facsimile signature evidencing execution by each party hereto.

              11.8. Severability. Each provision and part thereof of this Agreement is intended to be severable and if any term or all or part of any provision hereof is held by judicial decision to be invalid, such invalidity shall not affect the validity of the remainder of this Agreement, unless the effect thereof would be to alter materially the effect of this Agreement on the parties hereto.

              11.9. Entire Agreement; Termination of Prior Arrangements. This Agreement is intended by the parties hereto as a final expression of their agreement and understanding with respect to the subject matter hereof and as a complete and exclusive statement of the terms thereof and supersedes any and all prior and contemporary agreements and understandings.

              11.10. Governing Law; Jurisdiction and Venue. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York. The parties irrevocably and unconditionally (i) agree that any suit, action or proceeding against such party arising out of this Agreement may be brought in any New York State or Federal court sitting in New York, New York or Westchester County, New York, or any Colorado State or Federal court sitting in the City and County of Denver, Colorado, (ii) waive, to the fullest extent such party may effectively do so, any objection that such party may have to laying of venue of any such suit, action or proceeding and (iii) submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding and agree that any process or notice of motion or other application to any court may be served on such party within or outside such court's territorial jurisdiction by registered or certified mail or by personal service at such party's address set forth above.

              11.11. Injunctive Relief. The parties acknowledge and agree that a violation of any of the terms of Articles II, III, IV, V or X of this Agreement will cause the parties irreparable injury for which adequate remedy at law is not available. Therefore, the parties agree that each party shall be entitled to an injunction, restraining order or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of such Articles of this Agreement.

              11.12. Section Headings. The headings of the several sections of this Agreement are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

              11.13. Construction. When necessary, the masculine shall include the feminine or neuter and vice versa, and the singular shall include the plural and vice versa.

              11.14. Binding Effect. Subject to the restrictions on Transfer contained herein, this Agreement shall be binding on and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and assigns. In accordance with the provisions of
Section 11.7 hereof, this Agreement shall be binding upon all of the Stockholders at the time specified in Section 11.1 hereof.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first hereinabove written.

                                           THE COMPANY

                                           GOOD CATALOG COMPANY


                                           By:   /s/ James P. Steffensen
                                                 -------------------------------
                                                 Name: James P. Steffensen
                                                 Title: President

                                        THE STOCKHOLDERS

                                        THE READER'S DIGEST ASSOCIATION, INC.


                                        By:  /s/ Thomas D. Gardner
                                             -------------------------------
                                             Name: Thomas D. Gardner
                                             Title: Senior Vice President,
                                             Business Planning and
                                             Development

                                        DOMAIN.COM, INC.


                                        By:  /s/ A. Emmet Stephenson, Jr.
                                             -------------------------------
                                             Name: A. Emmet Stephenson, Jr.
                                             Title: Chairman

                        Exhibits and Schedules not filed